HARRIS & HARRIS GROUP, INC.

AMENDED AND RESTATED
EMPLOYEE PROFIT SHARING PLAN

Adopted as of July 23, 2002,
effective as of the Effective Date (as defined herein)

Purpose of Plan

The purpose of this Plan is to provide a special incentive for designated key employees of Harris & Harris Group, Inc., a New York corporation (the "Company") to increase the future profits of the Company, by allowing such employees to share in the historical after-tax profits of the Company as set forth herein. The purpose of this restatement is to provide for the participation of additional Participants in the Grandfathered Investments (as defined herein) and to continue to compensate the Grandfathered Participants with respect to the Grandfathered Investments following termination of such individuals' employment with the Company for reasons other than Cause (as defined herein), in each case as set forth herein.

SECTION 1.

Definitions

As used herein, unless otherwise required by the context, the following terms shall have these meanings:

"Award" shall mean an award made or due to a Participant pursuant to the provisions of the Plan.

"Award Percentage" shall mean, with respect to any Participant for any Plan Year, the percentages established by the Committee for such Participant for such Plan Year (or, in the case of a Terminating Participant, for the Plan Year in which the Participant became a Terminating Participant) with respect to the various subsets of Qualifying Income contemplated by the Plan; provided, however, that the aggregate Award Percentages for all Participants for any Plan Year may not exceed 20% of Qualifying Income; and provided, further, that the Grandfathered Participants' Grandfathered Award Percentages with respect to the Grandfathered Investments shall be as set forth in Section 3. Except for the Plan Year in which the Effective Date occurs, the Award Percentages with respect to the various subsets of Qualifying Income contemplated by the Plan shall be established no later than January 1 of each Plan Year. In the event that such Award Percentages are not established by that date, the Award Percentages from the prior Plan Year shall continue to apply.

"Board" shall mean the board of directors of the Company.

"Cause" shall mean: (1) that an employee has materially failed to perform the duties and responsibilities of his or her position with the Company for reasons other than disability or has been insubordinate; (2) that an employee has violated any securities law or regulation, lost appropriate required licensing, been convicted of a felony or a crime involving moral turpitude (regardless of whether involving the Company), or has not complied to a significant degree with any policy of the Company; or (3) that an employee has committed any act of fraud, embezzlement, or similar conduct against the Company or any of its shareholders constituting dishonesty, intentional breach of fiduciary obligation, or intentional and material wrongdoing or gross misfeasance or that results in a material economic detriment to the assets, business, or prospects of the Company or any of its shareholders. Whether there is Cause for the termination of any person's employment shall be determined by the chief executive officer of the Company and, with respect to the chief executive officer or president of the Company, the Board.

"Committee" shall mean the Compensation Committee of the Board.

"Effective Date" with respect to the Plan shall be the date on which the Plan is approved by the shareholders of the Company or, if the Committee so determines, any date after such shareholder approval and not later than January 1, 2003.

"Fair Market Value" shall mean, with respect to any asset of the Company, the value thereof most recently determined by the Committee, using the valuation methodologies set forth in the Company's 10-K or other filings under the 1940 Act with respect to the determination of the "net asset value" of the Company's assets, provided, however, that in no event shall this Plan be interpreted as giving the Committee the power to determine the "net asset value" of the Company's assets for purposes of the 1940 Act.

"Grandfathered Investments" shall mean, collectively, the Tiny Technology Investments and the Non-Tiny Technology Investments.

"Grandfathered Non-Tiny Technology Award Percentage" shall mean (a) with respect to each Grandfathered Participant, the reduced percentage set forth in Section 3 for such Participant with respect to the Non-Tiny Technology Investments plus, on a Plan-Year by Plan-Year basis, any Incremental Percentage (as defined in Section 3) awarded to such Participant for such Plan Year, and (b) with respect to each New Participant, the Award Percentage, if any, determined by the Committee for such Participant for a particular Plan Year with respect to Grandfathered Non-Tiny Technology Qualifying Income for such Plan Year.

"Grandfathered Non-Tiny Technology Qualifying Income" for a Plan Year shall mean the Qualifying Income of the Company for such Plan Year attributable to the Non-Tiny Technology Investments, less any Terminating Qualifying Income for such Plan Year attributable thereto.

"Grandfathered Participants" shall mean the following persons who are Participants on the date of adoption of the Plan: Charles E. Harris, Mel P. Melsheimer, Helene Shavin and Jacqueline M. Matthews.

"Grandfathered Participations" shall have the meaning set forth in Section 3.

"Grandfathered Tiny Technology Award Percentage" shall mean (a) with respect to each Grandfathered Participant, the reduced percentage set forth in Section 3 for such Participant with respect to the Tiny Technology Investments plus, on a Plan- Year by Plan-Year basis, any Incremental Percentage (as defined in Section 3) awarded to such Participant for such Plan Year, and (b) with respect to each New Participant, the Award Percentage, if any, determined by the Committee for such Participant for a particular Plan Year with respect to Grandfathered Tiny Technology Qualifying Income for such Plan Year.

"Grandfathered Tiny Technology Qualifying Income" for a Plan Year shall mean the Qualifying Income of the Company for such Plan Year attributable to the Tiny Technology Investments, less any Terminating Qualifying Income for such Plan Year attributable thereto.

"Incremental Percentage" shall have the meaning set forth in Section 3.

"Net Realized Income" for a Plan Year shall mean the net realized income of the Company as reflected in the consolidated statement of operations of the Company for such Plan Year. For greater clarity, such amount shall include investment income, fee, service, and other income, realized gains and losses, and operating expenses (including taxes paid or payable by the Company for such Plan Year), but shall be calculated without regard to dividends paid or distributions made to shareholders, payments under this Plan, unrealized gains or losses, and loss carryovers from other years.

"New Investment" shall mean any investment that is made by the Company after the first New Participant Measuring Date that occurs after the date of adoption of the Plan, including any additional investment made after such date in a Grandfathered Investment.

"New Investment Award Percentage" shall mean the Award Percentage, if any, determined by the Committee for any Participant for a particular Plan Year with respect to New Investment Qualifying Income for such Plan Year.

"New Investment Qualifying Income" for a Plan Year shall mean the Qualifying Income of the Company for such Plan Year attributable to the New Investments.

"New Participant" shall mean each Participant who begins participation in the Plan on or after the Effective Date. The Committee shall determine the date as of which an individual shall become a New Participant or such other date not earlier than the later of the Effective Date or the last day of the year prior to the year in which such person became an employee of the Company.

"New Participant Measuring Date" shall mean, with respect to a New Participant, such date as the Committee shall determine in writing on or before the first award of an Award Percentage for any subset of Qualifying Income to such New Participant.

"1940 Act" shall mean the Investment Company Act of 1940, as amended.

"Non-Tiny Technology Investments" shall mean the Company's investments on the first New Participant Measuring Date that occurs after the date of adoption of the Plan in the following entities: PHZ Capital Partners, L.P.; AlphaSimplex Group, LLC; Experion Systems, Inc.; Exponential Business Development Company; Kriton Medical, Inc.; NeuroMetrix, Inc.; Questech Corporation and investments in other companies that are not involved in nanotechnology, microelectromechanical systems or microsystems, in any case, which have been made on or prior to the first New Participant Measuring Date that occurs under the Plan.

"Participant" shall mean each person who is or was designated by the Committee as a participant in the Plan, including each Grandfathered Participant, Terminating Participant, and New Participant.

"Plan" shall mean the Harris & Harris Group, Inc. Amended and Restated Employee Profit Sharing Plan, adopted as of July 23, 2002, as amended from time to time.

"Plan Year" shall mean the calendar year.

"Post-Participation Qualifying Income" for any New Participant for a Plan Year shall mean the New Investment Qualifying Income of the Company for such Plan Year, less the pre-participation nonqualifying gain, if any, with respect to such New Participant. With respect to a New Participant, pre-participation nonqualifying gain is intended to reduce New Investment Qualifying Income for such person by the portion of net after-tax realized gains attributable to asset values as of such person's New Participant Measuring Date, and shall be so interpreted. For each New Participant, the pre-participation nonqualifying gain shall be the aggregate of, with respect to each portfolio investment position or portion thereof constituting a New Investment sold or otherwise disposed of by the Company during the Plan Year (determined on a first-in, first-out basis): (1) the Fair Market Value as of such New Participant's New Participant Measuring Date of any such position or portion, minus (2) the sum of (a) the tax basis of such position or portion as of such date, plus (b) a portion of the costs of such sale or other disposition equal to the ratio (which shall not be greater than 1.0) of the excess of (1) above over (2)(a) above, divided by the gain realized by the Company on the sale or other disposition of such position or portion (ignoring sale or disposition costs), plus (c) the amount of taxes payable by the Company for the Plan Year attributable to the excess of (1) above over the sum of (2)(a) and (b) above, plus (d) an amount equal to the expenses of the Company for such Plan Year (other than the amount of taxes attributable to sales or other dispositions of portfolio investment positions or portions thereof and expenses of such sales or dispositions) multiplied by a fraction the numerator of which is the excess of (1) above over (2)(a) above and the denominator of which is the aggregate gross income of the Company for such Plan Year before expenses and taxes of any sort.

For purposes of this entire definition, any calculation that would otherwise yield a negative number as the solution to the calculation shall be deemed to yield an answer of zero.

Solely for purposes of determining the amount of the pre-participation nonqualifying gain with respect to any New Participant, if the proceeds received from any sale or other disposition of a New Investment position or portion thereof are less than the Fair Market Value of such position or portion as of the relevant New Participant Measuring Date, then the Fair Market Value of such position or portion as of the New Participant Measuring Date shall be deemed to equal the amount of such proceeds.

In the event that multiple portfolio investment positions (or portions thereof) are sold or otherwise disposed of during a Plan Year, some of which are sold or disposed of at a gain and some of which are sold or disposed of at a loss, for purposes of calculating the pre-participation nonqualifying gain the aggregate net realized gain, if any, attributable to such sales or dispositions shall be allocated between or among the gain positions based on the relative amounts of the gains realized on the gain positions, consistent with the purpose of this Plan.

"Qualifying Income" for a Plan Year shall mean the Net Realized Income of the Company for such Plan Year, less the nonqualifying gain, if any. Nonqualifying gain is intended to reduce Net Realized Income by the portion of net after-tax realized gains attributable to asset values as of September 30, 1997, and shall be so interpreted. The nonqualifying gain shall be the aggregate of, with respect to each portfolio investment position or portion thereof sold or otherwise disposed of by the Company during the Plan Year (determined on a first-in, first-out basis) and held by the Company on September 30, 1997: (1) the Fair Market Value as of September 30, 1997 of such position or portion, minus (2) the sum of (a) the tax basis of such position or portion as of September 30, 1997, plus (b) a portion of the costs of such sale or disposition equal to the ratio (which shall not be greater than 1.0) of the excess of (1) over (2)(a) above, divided by the gain realized by the Company on the sale or other disposition of such position or portion (ignoring sale or disposition costs), plus (c) the amount of taxes payable by the Company for the Plan Year attributable to the excess of (1) above over the sum of (2)(a) and (b) above, plus (d) an amount equal to the expenses of the Company for such Plan Year (other than the amount of taxes attributable to sales or other dispositions of portfolio investment positions or portions thereof and expenses of such sales or dispositions) multiplied by a fraction the numerator of which is the excess of (1) above over (2)(a) above and the denominator of which is the aggregate gross income of the Company for such Plan Year before expenses and taxes of any sort.

For purposes of this entire definition, any calculation (or part thereof) that would otherwise yield a negative number as the solution to the calculation (or part) shall be deemed to yield an answer of zero.

For purposes of determining the amount of the nonqualifying gain, if the proceeds received from any sale or other disposition of a portfolio investment position or portion thereof are less than the Fair Market Value of such position or portion as of September 30, 1997, then the Fair Market Value of such position or portion as of September 30, 1997 shall be deemed to equal such proceeds.

In the event that multiple portfolio investment positions (or portions thereof) are sold or otherwise disposed of during a Plan Year, some of which are sold or disposed of at a gain and some of which are sold or disposed of at a loss, for purposes of calculating the nonqualifying gain the aggregate net realized gain, if any, attributable to such sales or dispositions shall be allocated between or among the gain positions based on the relative amounts of the gains realized on the gain positions, consistent with the pur-pose of this Plan.

"Terminating Participant" shall mean a person whose full participation in Qualifying Income has been terminated other than for Cause pursuant to this Plan. Following the action or event in a Plan Year that results in a Participant becoming a Terminating Participant, the person shall remain a Participant for that Plan Year and for succeeding Plan Years for purposes of such Participant's rights to Terminating Qualifying Income. A Terminating Participant shall cease to be a Participant when all portfolio investments held by the Company at the time such person became a Terminating Participant are sold or otherwise disposed of by the Company (determined on a first-in, first-out basis). As of the Effective Date, one Participant, Rachel Pernia, is the sole Terminating Participant.

"Terminating Qualifying Income" for any Terminating Participant for a Plan Year shall mean the Net Realized Income of the Company for such Plan Year, less the terminating nonqualifying gain, if any. With respect to any Terminating Participant, terminating nonqualifying gain is intended to reduce Net Realized Income by the portion of net after-tax realized gains attributable to increases in asset values after the time such person becomes a Terminating Participant, as well as by the amount of nonqualifying gain (as defined in "Qualifying Income"), and shall be so interpreted. For each Terminating Participant, the terminating nonqualifying gain shall be the aggregate of:

(1) with respect to all or any portion of any portfolio investment position sold or otherwise disposed of by the Company during the Plan Year (determined on a first-in, first-out basis) and held by the Company on September 30, 1997, (a)(i) the gain realized on such sale or other disposition (ignoring sale or disposition costs), plus (ii) the excess of the Fair Market Value of such position or portion as of September 30, 1997 over the tax basis of such position or portion as of September 30, 1997, minus (iii) the excess of the Fair Market Value of such position or portion as of the last day of the quarter ending on or immediately prior to the date such person became a Terminating Participant over the tax basis of such position or portion thereof as of such date, minus (b) the sum of (i) a portion of the costs of sale or other disposition equal to the ratio (which shall not be greater than 1.0) of (a) above divided by the gain realized by the Company on the sale or other disposition of such position or portion (ignoring sale or disposition costs), plus (ii) the amount of taxes payable by the Company for the Plan Year attributable to the excess of (a) over (b)(i) above, plus

(2) with respect to all or any portion of any portfolio investment position sold or otherwise disposed of by the Company during the Plan Year (determined on a first-in, first-out basis), acquired by the Company after September 30, 1997, and held by the Company on the date such person became a Terminating Participant, (a) the gain realized on such sale or other disposition (ignoring sale or disposition costs), minus the excess of the Fair Market Value of such position or portion as of the last day of the quarter ending on or immediately prior to the date such person became a Terminating Participant over the tax basis of such position or portion as of such date, minus (b) the sum of (i) a portion of the costs of sale or other disposition equal to the ratio (which shall not be greater than 1.0) of (a) above divided by the gain realized by the Company on the sale or other disposition of such position or portion thereof (ignoring sale or disposition costs), plus (ii) the amount of taxes payable by the Company for the Plan Year attributable to the excess of(a) over (b)(i) above, plus

(3) with respect to all or any portion of any portfolio investment position sold or otherwise disposed of by the Company during the Plan Year (determined on a first-in, first-out basis) and acquired by the Company after the date such person became a Terminating Participant, (a) the gain realized on such sale or other disposition (ignoring sale or disposition costs), minus (b) the sum of(i) the costs of sale or other disposition, plus (ii) the amount of taxes payable by the Company for the Plan Year attributable to such sale or other disposition, minus

(4) an amount equal to the expenses of the Company for such Plan Year (other than the amount of taxes attributable to sales or other dispositions of portfolio investment positions or portions thereof and expenses of such sales or dispositions) multiplied by a fraction the numerator of which is the excess of (a) the aggregate net realized gain from the sale or other disposition of portfolio investment positions or portions thereof (ignoring sale or disposition costs) over (b) the sum of (1)(a) above, (2)(a) above, and (3)(a) above and the denominator of which is the aggregate gross income of the Company for such Plan Year before expenses and taxes of any sort.

For purposes of this entire definition, any calculation that would otherwise yield a negative number as the solution to the calculation shall be deemed to yield an answer of zero.

Solely for purposes of determining the amount of the terminating nonqualifying gain with respect to any Terminating Participant, (i) if the proceeds received from any sale or other disposition of a portfolio investment position or portion thereof are less than the Fair Market Value of such position or portion as of September 30, 1997, then the Fair Market Value of such position or portion as of September 30, 1997 shall be deemed to equal the amount of such proceeds, and (ii) if the proceeds received from any sale or other disposition of a portfolio investment position or portion thereof are less than the Fair Market Value of such position or portion as of the last day of the quarter ending on or immediately prior to the date such person became a Terminating Participant, then the Fair Market Value of such position or portion as of the last day of the quarter ending on or immediately prior to the date such person became a Terminating Participant shall be deemed to equal the amount of such proceeds.

For purposes of (2) above, in the event the relevant portfolio investment position or portion thereof was acquired after the last day of the quarter ending on or immediately prior to the date a person became a Terminating Participant, the Fair Market Value of such position as of the end of such quarter shall be the acquisition cost.

In the event that multiple portfolio investment positions (or portions thereof) are sold or otherwise disposed of during a Plan Year, some of which are sold or disposed of at a gain and some of which are sold or disposed of at a loss, for purposes of calculating the terminating nonqualifying gain, the aggregate net realized gain, if any, attributable to such sales or dispositions shall be allocated between or among the gain positions based on the relative amounts of the gains realized on the gain positions, consistent with the purpose of this Plan.

"Tiny Technology Investments" shall mean the Company's investment as of the first New Participant Measuring Date that occurs after the date of adoption of the Plan in NanoOpto Corporation; Nanopharma Corp.; Nantero, Inc.; NeoPhotonics Corporation; Continuum Photonics, Inc., Nanotechnologies, Inc.; Optiva, Inc. and other investments in other companies involved in nanotechnology, microelectromechanical systems or microsystems which have been made on or prior to the Effective Date.

SECTION 2.

Amount of Award: Payment of Award

As soon as practicable following the end of each Plan Year, the Committee shall determine whether, and if so, how much, Qualifying Income exists with respect to such Plan Year and whether, and if so, how much, Terminating Qualifying Income, Grandfathered Non-Tiny Technology Qualifying Income, Grandfathered Tiny Technology Qualifying Income, New Investment Qualifying Income and Post-Participation Qualifying Income for each New Participant exists. The Committee shall make a provisional determination, based on accruals provided by management, within 45 days after the end of each Plan Year.

Not later than 60 days after the end of each Plan Year the Company shall make the following cash payments:

(1) to each Terminating Participant an Award in an amount equal to the product of (a) 90% of the estimated Terminating Qualifying Income for such Terminating Participant for such Plan Year, multiplied by (b) such Terminating Participant's Award Percentage;

(2) to each Grandfathered Participant whose employment has not been terminated for Cause, and to each New Participant who was employed by the Company on December 31 of such Plan Year and whose employment has not been terminated for Cause, an Award in an amount equal to the sum of (a) the product of (x) 90% of the estimated Grandfathered Non-Tiny Technology Qualifying Income for such Plan Year, multiplied by (y) such Participant's Grandfathered Non-Tiny Technology Award Percentage, plus (b) the product of (x) 90% of the estimated Grandfathered Tiny Technology Qualifying Income for such Plan Year, multiplied by (y) such Participant's Grandfathered Tiny Technology Award Percentage;

(3) to each Grandfathered Participant who was employed by the Company on December 31 of such Plan Year and whose employment has not been terminated for Cause, an Award in an amount equal to the sum of (a) the product of (x) 90% of the estimated New Investment Qualifying Income for such Plan Year, multiplied by (y) such Grandfathered Participant's New Investment Award Percentage, plus (b) the product of (x) 90% of the estimated excess of (I) the product of New Investment Qualifying Income for such Plan Year, multiplied by the aggregate New Investment Award Percentages for such Plan Year of all New Participants over (II) the amount, calculated separately for each New Participant and then aggregated, of the product of the Post-Participation Qualifying Income for each such New Participant for such Plan Year, multiplied by such New Participant's New Investment Award Percentage for such Plan Year, multiplied by (y) the product of 1.0 multiplied by a fraction, the numerator of which is such Grandfathered Participant's New Investment Award Percentage for such Plan Year and the denominator of which is the aggregate of the New Investment Award Percentages for such Plan Year of all Grandfathered Participants; and

(4) to each New Participant who was employed by the Company on December 31 of such Plan Year and whose employment has not been terminated for Cause, an Award in an amount equal to the product of (a) 90% of the estimated Post-Participation Qualifying Income for such New Participant for such Plan Year, multiplied by (b) such New Participant's New Investment Award Percentage.

Not later than 45 days after the filing of the Company's federal income tax return for such Plan Year, the Committee shall finalize the foregoing determinations and pay to the Participants any remaining Award amounts owed to the Participants, determined under principles consistent with the preceding sentence. In the event that any portion of the maximum amount payable under this Plan with respect to any category of Qualifying Income for a Plan Year is not required to be paid pursuant to the foregoing provisions because (subject to Section 3) a Participant's employment terminated on or prior to December 31 of such Plan Year or for Cause, the remaining portion of such maximum amount shall be paid to the Participants eligible to participate in that category of Qualifying Income based on their relative Award Percentages for that category of Qualifying Income, provided, however, that the aggregate amount payable to all Participants for a Plan Year shall not exceed 20% of the Qualifying Income for the Plan Year. In the event that the aggregate amount of all Awards payable for any Plan Year shall be greater than 20% of the Qualifying Income for such Plan Year (a "Plan prohibited payment"), each Participant's Award for such Plan Year shall be reduced, pro-rata within each category of Qualifying Income, by the minimum amount necessary to allow the aggregate Awards for such Plan Year not to constitute a Plan prohibited payment. If such a reduction is necessary, each Participant shall unconditionally forfeit the amount of any reduction made pursuant to this paragraph.

In order to be eligible to receive an Award under this Section 2, a Participant must be employed by the Company on the final day of the Plan Year to which such Award relates; provided, however, that the foregoing shall not apply to Grandfathered Participants with respect to their Grandfathered Participations; and provided, further, however, if the employment of any Participant was terminated for Cause, such former employee shall cease to be a Participant and any Awards not yet paid to or earned by such person shall automatically be forfeited.

Notwithstanding any other provision of the Plan, in no event shall the aggregate amount of all Awards payable for any Plan Year during which the Company remains a "business development company" within the meaning of the 1940 Act be greater than the maximum percentage of the Company's "net income after taxes" (within the meaning of Section 57(n)(l)(B) of the 1940 Act or any successor provision thereto) permitted to be paid as profit sharing under the 1940 Act or other applicable law. In the event that any portion of any Award may not be paid pursuant to the limitation set forth in the preceding sentence (a "1940 Act prohibited payment"), each Participant's Award for such Plan Year shall be reduced, pro-rata within each category of Qualifying Income, by the minimum amount necessary to allow the aggregate Awards for such Plan Year not to constitute a 1940 Act prohibited payment. If such a reduction is necessary, each Participant shall unconditionally forfeit the amount of any reduction made pursuant to this paragraph.

Further, notwithstanding any provision of this Plan to the contrary, in the case of any Participant for any Plan Year, no Award of more than the excess of $1,000,000 over the amount of other compensation paid by the Company to such Participant for such Plan Year (after any Award reduction described in this Section 2) shall be paid unless and until the shareholders of the Company have approved the making of such Awards pursuant to the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

SECTION 3.

Grandfathered Participations

As of the Effective Date, the Grandfathered Participants' Award Percentages with respect to the Non-Tiny Technology Investments shall be reduced by ten percent (10%), as follows: Charles E. Harris, from 13.790% to 12.411%; Mel P. Melsheimer, from 4.233% to 3.8097%; Helene Shavin, from 1.524% to 1.3716%; and Jacqueline M. Matthews, from 0.453% to 0.4077%. As of the Effective Date, the Grandfathered Participants' Award Percentages shall be reduced with respect to the Tiny Technology Investments by twenty-five percent (25%), as follows: Charles E. Harris, from 13.790% to 10.3425%; Mel P. Melsheimer, from 4.233% to 3.17475%; Helene Shavin, from 1.524% to 1.143%; and Jacqueline M. Matthews, from 0.453% to 0.33975%. The reduced Award Percentages set forth in this paragraph of Section 3 are herein referred to as the "Grandfathered Participations." The aggregate of the 10% reduction in the Award Percentages with respect to the Non-Tiny Technology Investments and the 25% reduction in the Award Percentages with respect to the Tiny Technology Investments is herein referred to as the "Incremental Percentage".

The termination of a Grandfathered Participant's employment with the Company shall have no adverse effect upon such Participant's Grandfathered Participations, unless such Grandfathered Participant is terminated by the Company for Cause, in which case such Grandfathered Participant's Grandfathered Participations (as well as all other Awards) shall be immediately cancelled and forfeited. The death of a Grandfathered Participant shall have no adverse effect upon such Participant's Grandfathered Participations.

A Grandfathered Participant's rights under the Plan with respect to such participant's Award Percentage, if any, with respect to a New Investment or any other investment made by the Company other than the Grandfathered Investments shall be as determined by the Committee in its sole discretion and otherwise subject to the terms of the Plan.

The Incremental Percentages shall be allocated as Grandfathered Non-Tiny Technology Award Percentages and Grandfathered Tiny Technology Award Percentages each Plan Year among one or more Participants as the Committee shall determine in its sole discretion (which allocation may include the Grandfathered Participants).

SECTION 4.

Administration

The Plan shall be administered by the Committee with decisions taken in accordance with its normal procedures. Members of the Committee shall not be liable for any acts or omissions to act in the administration of the Plan.

A secretary selected by the Committee shall keep full and accurate minutes of all meetings and records of the actions of the Committee, and these minutes and records shall be at all times open to inspection by the members of the Board. The secretary shall periodically transmit to the Board certified copies of any statements or schedules prepared in connection with the administration of the Plan.

SECTION 5.

Amendment, Termination or Modification of the Plan

The Plan at any time and for any reason may be modified, amended, or terminated by the Committee; provided, however, that the Grandfathered Participations may not be modified or amended. Nothing in this Plan shall preclude the Committee from, for any Plan Year, naming additional Participants in the Plan or changing the Award Percentage for any category of Qualifying Income (other than the reduced Grandfathered Non-Tiny Technology Award Percentages and Grandfathered Tiny Technology Award Percentages set forth in Section 3) of any Participant or New Participant (subject to the overall percentage limitations contained herein).

SECTION 6.

Effective Date

The Plan shall be effective on the Effective Date.

SECTION 7.

General Provisions

Compliance with Legal Requirements. The Plan and the granting and payment of Awards, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required.

Nontransferability. Awards not yet earned shall not be transferable or subject to assignment or alienation under any circumstances. Awards earned but not yet paid shall not be transferable by a Participant except by will or the laws of descent and distribution.

No Right to Continued Employment. Nothing in the Plan or in any Award granted or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

Withholding Taxes. Where a Participant or other person is entitled to receive a cash payment pursuant to an Award hereunder, the Company shall have the right to withhold any taxes or to require the Participant or such other person to pay to the Company the amount of any taxes that the Company may be required to withhold before delivery to such Participant or other person of such payment.

Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Governing Law. The Plan and all determinations made and actions taken pursuant hereto to the extent not governed by federal law shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

Beneficiary. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant's beneficiary.